Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 11, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in 3PAR Inc.’s Annual Report on Form 10-K for the year ended March 31, 2009.

/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP
San Jose, California
August 10, 2009